Exhibit 99.1

FOXO Technologies™ Announces First Quarter 2023 Financial Results

MINNEAPOLIS, MN, MAY 11, 2023 — FOXO Technologies Inc. (NYSEAM: FOXO) (“FOXO” or the “Company”), a leader in commercializing epigenetic biomarkers of health and aging, today reported financial results for the first quarter ended March 31, 2023.

“The first quarter was a strong start to the year, and I am very pleased by our continued execution in support of our strategic goals,” said Tyler Danielson, interim CEO and Chief Technology Officer of FOXO. “We recently announced the launch of our direct-to-consumer FOXO Longevity Report™ beta, which represents the next stage in FOXO’s evolution and expands on our successes in the insurance market. We believe this significant milestone will serve to improve the scale of our customer engagement platform while expanding into additional use cases for our technology. Additionally, we are taking proactive steps to simplify our capital structure and raise additional financing to accelerate our growth initiatives.”

About FOXO Technologies Inc.

FOXO is a biotechnology company dedicated to improving human health and longevity through the development of cutting-edge technology and product solutions for various industries, including life insurance. FOXO’s epigenetic technology applies AI to DNA methylation to identify molecular biomarkers of human health and aging. FOXO is committed to leveraging the latest advancements in science and technology to help people live better, longer lives. For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of FOXO, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Such forward-looking statements include, but not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding FOXO and the future held by the management team of FOXO, the future financial condition and performance of FOXO and the products and markets and expected future performance and market opportunities of FOXO. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “strategy,” “may,” “might,” “strategy,” “opportunity,” “plan,” project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk of changes in the competitive and highly regulated industries in which FOXO operates, variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business, (ii) the ability to implement FOXO’s business plans, forecasts, and other expectations, (iii) the ability to obtain financing, (iv) the ability to maintain its NYSE American listing, (v) the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future, (vi) potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans, (vii) the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others, and (viii) the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates, including the highly regulated insurance industry. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Explanatory Notes on Use of Non-GAAP Measures

To supplement our financial information presented in accordance with U.S. GAAP, management periodically uses certain “non-GAAP financial measures,” as such term is defined under the rules of the SEC, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. For example, non-GAAP measures may exclude the impact of certain items such as acquisitions, divestitures, gains, losses and impairments, or items outside of management’s control. Management believes that the following non-GAAP financial measure provides investors and analysts useful insight into our financial position and operating performance. Any non-GAAP measure provided should be viewed in addition to, and not as an alternative to, the most directly comparable measure determined in accordance with U.S. GAAP. Further, the calculation of these non-GAAP financial measures may differ from the calculation of similarly titled financial measures presented by other companies and therefore may not be comparable among companies.

We use Adjusted EBITDA to evaluate our operating performance. Adjusted EBITDA does not represent and should not be considered an alternative to net income as determined by U.S. GAAP, and our calculations thereof may not be comparable to those reported by other companies. We believe Adjusted EBITDA is an important measure of operating performance and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA, as presented herein, is a supplemental measure of our performance that is not required by, or presented in accordance with, U.S. GAAP. We use non-GAAP financial measures as supplements to our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA is a measure of operating performance that is not defined by U.S. GAAP and should not be considered a substitute for net (loss) income as determined in accordance with U.S. GAAP.

We reconcile our non-GAAP financial measure to our net loss, which is its most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Our management uses Adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of our business model. Adjusted EBITDA is not presented in accordance with U.S. GAAP. Adjusted EBITDA includes adjustments for provision for income taxes, as applicable, interest income and expense, depreciation and amortization, stock-based compensation, and certain other infrequent and/or unpredictable non-cash charges or benefits, such as impairment, changes in fair value of convertible debentures, changes in fair value of warrant liabilities, and expenses related to the forward purchase agreement.

Contacts / Investor Relations

Matthew Hausch, Cody Slach

Gateway Group, Inc.

(949) 574-3860

FOXO@gatewayir.com

FOXO TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,155	$5,515
Supplies	1,302	1,313
Prepaid expenses	2,117	2,686
Prepaid consulting fees	595	2,676
Other current assets	107	114
Total current assets	6,276	12,304
Intangible assets	1,863	2,043
Reinsurance recoverables	-	18,573
Cloud computing arrangements	1,483	2,225
Other assets	251	263
Total assets	$9,873	$35,408

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,977	$3,466
Related party payable	500	500
Senior PIK Notes	3,368	1,409
Accrued severance	1,212	1,045
Accrued and other liabilities	528	493
Total current liabilities	8,585	6,913
Warrant liability	311	311
Senior PIK Notes	-	1,730
Policy reserves	-	18,573
Other liabilities	1,007	1,173
Total liabilities	9,903	28,700
Commitments and contingencies (Note 13)
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued or outstanding as of March 31, 2023 and December 31, 2022	-	-
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 29,558,830 and 29,669,830 issued, and 27,418,069 and 27,529,069 outstanding as of March 31, 2023 and December 31, 2022, respectively	3	3
Treasury stock, at cost, 2,140,761 as of March 31, 2023 and December 31, 2022	-	-
Additional paid-in capital	154,837	153,936
Accumulated deficit	(154,870)	(147,231)
Total stockholders’ equity (deficit)	(30)	6,708
Total liabilities and stockholders’ equity (deficit)	$9,873	$35,408

FOXO TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Total revenue	$13	$40
Operating expenses:
Research and development	309	601
Management contingent share plan	764	-
Selling, general and administrative	6,332	4,002
Total operating expenses	7,405	4,603
Loss from operations	(7,392)	(4,563)
Non-cash change in fair value of convertible debentures	-	(7,432)
Interest expense	(225)	(322)
Other expense	(22)	(50)
Total non-operating expense	(247)	(7,804)
Loss before income taxes	(7,639)	(12,367)
Provision for income taxes	-	-
Net loss	$(7,639)	$(12,367)

Net loss per Class A common stock, basic and diluted	$(0.33)	$(2.12)

FOXO TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Dollars in thousands)

	FOXO Technologies Operating Company						FOXO Technologies Inc.
	Series A Preferred Stock		Common Stock (Class A)		Common Stock (Class B)		Common Stock (Class A)		Treasury Stock	Additional Paid-in-	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Capital	Deficit	Total
Balance, December 31, 2021	8,000,000	$21,854	30,208	$-	2,000,000	$-	-	$-	-	$4,902	$(51,976)	$(25,220)
Net loss	-	-	-	-	-	-	-	-	-	-	(12,367)	(12,367)
Lease contributions	-	-	-	-	-	-	-	-	-	136	-	136
Stock based compensation	-	-	-	-	-	-	-	-	-	251	-	251
Issuance of shares for exercised stock options	-	-	14,946	-	-	-	-	-	-	-	-	-
Balance, March 31, 2022	8,000,000	$21,854	45,154	$-	2,000,000	$-	-	$-	-	$5,289	$(64,343)	$(37,200)

Balance, December 31, 2022	-	$-	-	$-	-	$-	29,669,830	$3	(2,140,761)	$153,936	$(147,231)	$6,708
Net loss	-	-	-	-	-	-	-	-	-	-	(7,639)	(7,639)
Stock based compensation	-	-	-	-	-	-	(111,000)	-	-	901	-	901
Balance, March 31, 2023	-	$-	-	$-	-	$-	29,558,830	$3	(2,140,761)	$154,837	$(154,870)	$(30)

FOXO TECHNOLOGIES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,639)	$(12,367)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	929	31
Stock-based compensation	901	231
Amortization of consulting fees paid in common stock	1,725	-
Change in fair value of convertible debentures	-	7,432
PIK interest	135	-
Amortization of debt issuance costs	94	-
Contributions in the form of rent payments	-	136
Recognition of prepaid offering costs upon election of fair value option	-	107
Other	6	-
Changes in operating assets and liabilities:
Supplies	11	57
Prepaid expenses and consulting fees	925	(132)
Other current assets	7	-
Cloud computing arrangements	-	(621)
Accounts payable	(489)	(2,209)
Accrued and other liabilities	35	149
Net cash used in operating activities	(3,360)	(7,186)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(39)
Development of internal use software	-	(519)
Net cash used in investing activities	-	(558)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures	-	22,500
Deferred offering costs	-	(19)
Net cash provided by financing activities	-	22,481
Net increase (decrease) in cash and cash equivalents	(3,360)	14,737
Cash and cash equivalents at beginning of period	5,515	6,856
Cash and cash equivalents at end of period	$2,155	$21,593

FOXO TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of net loss to adjusted EBTIDA (unaudited)

(Dollars in thousands)

	For the three months ended March 31,
	2023	2022
Net loss	$(7,639)	$(12,367)
Add: Depreciation and amortization	929	31
Add: Interest expense	225	322
Add: Stock-based compensation (1)	2,626	231
Add: Non-cash change in fair value of convertible debentures	-	7,432
Adjusted EBITDA	$(3,859)	$(4,351)

(1)	Includes expense recognized related to the shares issued to the consulting agreement. See Note 6 of the unaudited consolidated financial statements.